Exhibit 5.1


                       [Haynes and Boone, LLP Letterhead]

April 8, 2005


Integrated Security Systems, Inc.
8200 Springwood Drive, Suite 230
Irving, Texas 75063

Ladies and Gentlemen:

         We have acted as special counsel to Integrated Security Systems, Inc., a Delaware corporation (the "Company"), in connection with the issuance of up to 85,307,479 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), plus an indeterminate number of additional shares of Common Stock issuable to prevent dilution resulting from stock splits, stock dividends or similar events, to be sold by the selling stockholders named in the prospectus constituting a part of the Registration Statement (defined below) (the "Shares"). The Shares, which include: (i) up to 12,086,821 shares issuable upon the conversion of convertible promissory notes, (ii) up to 1,522,154 shares issuable upon the exercise of warrants, (iii) up to 190,000 shares issuable upon the conversion of the Company's Series A Convertible Preferred Stock, (iv) up to 706,250 shares issuable upon the conversion of the Company's Series D Convertible Preferred Stock, and (v) up to 70,802,254 shares that are currently outstanding, are being registered pursuant to a Registration Statement on Form SB-2 (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (file no. 333-122849).

         In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended; (ii) the Amended and Restated Bylaws of the Company; (iii) the minutes and records of the corporate proceedings of the Company with respect to the registration by the Company of the Shares; (iv) the Registration Statement and all exhibits thereto; and (v) such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon certificates of an officer of the Company and governmental officials.



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         Based  upon  and  subject  to  the  foregoing   and  the   limitations,
qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The currently outstanding Shares are duly authorized, validly issued, fully paid and non-assessable.

         2. Upon the issuance of Shares to be issued upon the conversion of promissory notes or preferred stock, or the exercise of warrants, such Shares (when issued in accordance with the terms of such promissory notes, preferred stock or warrants) will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company to effect the registration of the Shares under the Securities Act of 1933, as amended, and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                                  Very truly yours,

                                                  /s/Haynes and Boone, LLP

                                                  Haynes and Boone, LLP




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